Exhibit 10.1

Execution Version

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

This CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of January [●], 2025 is made by and among Mobivity Holdings Corp., a Nevada corporation (the “Company”), and the investors listed on Schedule I hereto (collectively, the “Investors”).

Recitals

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by Section 4(2) of the Securities Act and Rule 506 under Regulation D.

B. The Company desires to sell to each Investor, and each Investor desires to purchase from the Company a Convertible Note in an original principal amount equal to the amount set forth on the Schedule I attached hereto, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

ARTICLE I.

PURCHASE AND SALE OF CONVERTIBLE PROMISSORY NOTES

Section 1.01 Purchase and Sale of Convertible Notes. The Company agrees to issue and sell to each Investor, and each Investor agrees to purchase from the Company, the Convertible Note for the aggregate purchase price set forth across from their respective name on Schedule I (the “Purchase Price”). Each Investor will deliver or will cause to be delivered to the Company at or prior to the Closing the Purchase Price by wire transfer of immediately available funds to the Company’s bank account, or such other means as the Investors and Company agree.

Section 1.02 Delivery of Convertible Notes. Promptly on or after the Closing Date, the Company will deliver or cause the delivery to each Investor a duly executed Convertible Note in substantially the form attached to this Agreement as Exhibit A.

Section 1.03 Closing Date. Subject to the satisfaction or waiver of the conditions set forth in herein, the Closing will take place at 3:01 p.m., Pacific Time, on January [●], 2025, or at another date or time agreed upon by the parties to this Agreement (the “Closing Date”). The Closing will occur remotely by exchange of documents and signatures (or their electronic counterparts) on the Closing Date, or at such other time, date or place as the parties mutually agree.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each Investor represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Investor, that:

Section 2.01 Organization and Qualification. To the extent the Investor is an entity, the Investor is duly incorporated, validly existing and in good standing under the laws of the state of organization, with full power and authority (corporate and other) to own, lease, use and operate its properties, if any, and to carry on its business as and where now owned, leased, used, operated and conducted. To the extent the Investor is an entity, the Investor is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business or financial condition of the Investor.

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Section 2.02 Authorization; Enforcement. To the extent the Investor is an entity, (a) the Investor has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and its Convertible Note, to consummate the transactions contemplated hereby and thereby and to purchase the Securities in accordance with the terms hereof and thereof; (b) the execution, delivery and performance of this Agreement and the Investor’s Convertible Note by the Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all required parties and no further consent or authorization of Investor, its board of directors or its shareholders or members is required; (c) this Agreement has been duly executed and delivered by the Investor; and (d) assuming the valid and binding execution of this Agreement and the Convertible Notes by the Company and compliance with the terms of this Agreement and the Convertible Notes by the Company, each of this Agreement and the Investor’s Convertible Note(s) constitutes a legal, valid and binding obligation of the Investor enforceable against the Investor by the Company in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity. To the extent the Investor is a natural person, this Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

Section 2.03 Investment Purpose. The Investor is purchasing the Convertible Note(s) for its own account and not with a present view toward the public sale or distribution thereof.

Section 2.04 Limited Markets. The Investor understands that no public trading market now exists for the Convertible Notes and no active trading market exists for the Convertible Notes, and that the Company has made no assurances that any such markets will ever exist or develop.

Section 2.05 Accredited Investor Status. The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D and satisfies the criteria indicated on the signature page hereto.

Section 2.06 Reliance on Exemptions. The Investor understands that the Convertible Notes are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Convertible Notes.

Section 2.07 Information and Sophistication. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Convertible Notes, that have been requested by the Investor or its advisors, if any. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Investor acknowledges and understands that its investment in the Convertible Notes involves a significant degree of risk, including the risks reflected in the Company’s Form 10-K for the fiscal year ended December 31, 2023, as the same may be amended or supplemented from time to time, by the Company’s quarterly reports on Form 10-Q and other SEC Documents. The Investor is experienced and knowledgeable in financial and business matters, is capable of evaluating the merits and risks of investing in the Securities, and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks who the Investor intends to use in connection with a decision as to whether to purchase the Securities.

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Section 2.08 Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

Section 2.09 Transfer or Resale. The Investor understands that:

(a) the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Investor may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be offered, sold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable state securities laws and the securities laws from other jurisdictions and in case of a transaction exempt from registration, unless the Company has received an opinion of counsel satisfactory to it that such transaction does not require registration under the Securities Act and such other applicable laws;

(b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with another exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Section 2.10 Legends. The Investor understands that until (a) the Securities may be sold by the Investor under Rule 144 or (b) such time as the resale of the Securities has been registered under the Securities Act, the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

THE SECURITIES EVIDENCED HEREBY, AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

Section 2.11 Residency. The Investor is a resident of the jurisdiction set forth immediately below such Investor’s name on the signature pages hereto.

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Section 2.12 No Broker Fees. The Investor has not engaged any brokers, finders, or agents, and the Investor has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors that:

Section 3.01 Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with full power and authority (corporate and other) to own, lease, use and operate its properties, if any, and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

Section 3.02 Authorization; Enforcement.

(a) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the Convertible Notes, to consummate the transactions contemplated hereby and thereby and to issue the Convertible Notes in accordance with the terms hereof and thereof.

(b) The execution, delivery and performance of this Agreement and the Convertible Notes by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Convertible Notes and the issuance and reservation for issuance of the Conversion Shares in accordance with the Company’s Articles of Incorporation, this Agreement and the Convertible Notes) have been duly authorized by the Company’s board of directors and no further consent or authorization of the Company, its board of directors or its shareholders is required.

(c) This Agreement and the Convertible Notes have been duly executed and delivered by the Company.

(d) Assuming the valid and binding execution of this Agreement by the Investor and compliance with the terms of this Agreement and the Convertible Notes by such Investor, each of this Agreement and the Convertible Notes constitutes a legal, valid and binding obligation of the Company enforceable against the Company by such Investor in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

Section 3.03 Issuance of the Convertible Notes. The Convertible Notes have been duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free from all taxes, liens, claims, encumbrances and charges with respect to the issuance thereof (other than liens imposed by an Investor). Once the Company amends its Articles of Incorporation in accordance with Section 4.03 hereto, the Conversion Shares will be duly authorized and reserved for issuance, and, upon issuance in connection with or upon conversion of the Convertible Notes in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and charges with respect to the issuance thereof (other than liens imposed by an Investor).

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Section 3.04 No Conflicts; No Violation.

(a) The execution, delivery and performance of this Agreement and the Convertible Notes by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Convertible Notes and Conversion Shares) do not and will not (i) once the Company amends its Articles of Incorporation in accordance with Section 4.03 hereto, conflict with or result in a violation of any provision of the Company’s Articles of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except, in the case of clauses (ii) and (iii), for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

(b) The Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, and the Company has not taken any action or failed to take any action that (and no event has occurred which, without notice or lapse of time or both) would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company is a party relating to indebtedness for borrowed money, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.05 SEC Documents. Since January 1, 2024, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof being referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than SEC Documents that have been amended as of the date hereof.

Section 3.06 Broker Fees. The Company has not engaged any brokers, finders, or agents, and the Company has not incurred, and neither the Company nor any Investor will incur, directly or indirectly, as a result of any action taken by the Company, any other liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

ARTICLE IV.

COVENANTS

Section 4.01 Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Notes for general working capital and corporate purposes.

Section 4.02 Expenses. Unless otherwise specified in this Agreement, each party will pay its own fees and expenses, as well as the fees and expenses of its own advisors and consultants, in connection with the entry into this Agreement and the transactions contemplated by this Agreement.

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Section 4.03 Reservation of Shares. After Closing, the Company will use its commercially reasonable efforts to obtain shareholder approval of and amend its Articles of Incorporation to authorize and reserve a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Convertible Notes and issuance of the Conversion Shares in connection therewith (based on the conversion price of the Convertible Notes in effect from time to time).

ARTICLE V.

DEFAULT

Section 5.01 Events of Default. Each of the following events will be an event of default (an “Event of Default”) for purposes of this Agreement:

(a) if default is made in the punctual payment of interest on the Convertible Notes as provided in the Convertible Notes, and such default has continued for a period of ten days after written notice thereof to the Company by the holder of any of the Convertible Notes; or

(b) if default is made in the punctual payment of any installment of the principal of the Convertible Notes and such default has continued for a period of five days after written notice thereof to the Company by the holder of any of the Convertible Notes; or

(c) If a trustee, receiver, conservator or other similar official is appointed for the Company or for all or substantially all of the Company’s assets and the order of such appointment is not discharged, vacated or stayed within 60 days after such appointment; or

(d) if any judgment, writ or warrant of attachment or of any similar process in an amount in excess of $10,000,000 is entered or filed against the Company or against any of the property or assets of the Company and remains unpaid, unvacated, unbonded or unstayed for a period of 60 days; or

(e) if an order for relief is entered in any Federal bankruptcy proceeding in which the Company is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company and, if instituted against the Company, are consented to or, if contested by the Company, are not dismissed by the adverse parties or by an order, decree or judgment within 60 days after such institution; or

(f) if default is made in the due and punctual performance or observance of any other material term contained in this Agreement, the Convertible Notes or other material outstanding indebtedness of the Company, and such default has continued for a period of 30 days after the earlier of the Company’s knowledge thereof or written notice thereof to the Company by the holder of any Convertible Note or such indebtedness.

Section 5.02 Remedies Upon Events of Default. For so long as any Convertible Note remains outstanding, upon the occurrence of an Event of Default as herein defined, and so long as such Event of Default continues unremedied, then, each holder of any Convertible Notes will be entitled by notice to declare the principal of and any accrued interest on the Convertible Notes, to be immediately due and payable, and thereupon the Convertible Notes, including both outstanding principal and accrued but unpaid interest will become immediately due and payable; provided, however, that when any Event of Default described in Section 5.01(e) hereof has occurred, the Convertible Notes will immediately become due and payable without presentment, demand or notice of any kind.

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Section 5.03 Notice of Defaults. When, to its knowledge, any Event of Default has occurred or exists, the Company agrees to give written notice within ten business days of such Event of Default to the holders of all outstanding Securities. If the holder of any Securities will give any notice or take any other actions in respect of a claimed Event of Default, the Company will forthwith give written notice thereof to all other holders of Securities at the time outstanding, describing such notice or action and the nature of the claimed Event of Default.

Section 5.04 Remedies Cumulative. No right, power or remedy conferred upon any holder of Securities will be exclusive, and each such right, power or remedy will be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

Section 5.05 Remedies not Waived. No course of dealing between the Company and any Investor or the holder of any Securities, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, will operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this Section 5.05 will not be construed or applied so as to negate the provisions and intent of any statute that is otherwise applicable.

ARTICLE VI.

DEFINITIONS; CONSTRUCTION

Section 6.01 Defined Terms. Capitalized terms used herein and not otherwise defined in this agreement have the following meanings:

(a) “Affiliate” has the meaning set forth in Rule 405 promulgated under the Securities Act.

(b) “Business day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Arizona are authorized or required by law or other governmental action to close.

(c) “Closing” means the closing of the purchase and sale of the Convertible Notes under this Agreement.

(d) “Closing Date” has the meaning set forth in Section 1.03.

(e) “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Convertible Notes.

(f) “Convertible Note” means the means the Convertible Promissory Notes issuable pursuant to this Agreement, in the form attached hereto as Exhibit A.

(g) “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(h) “Company” means Mobivity Holdings Corp., a Nevada corporation.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

(j) “Investors” means the investors whose names are set forth on Schedule I attached to this Agreement, and their permitted transferees.

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(k) “Material Adverse Effect” means a material adverse effect on (a) the assets, liabilities, business, properties, financial condition or results of operations of the Company, (b) the ability of the Company to perform its obligations under this Agreement or (c) the Convertible Notes.

(l) “Registrable Securities” means the Conversion Shares and any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Convertible Notes.

(m) “Regulation D” means Regulation D as promulgated by the SEC under the Securities Act.

(n) “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

(o) “Rule 415” means Rule 415 promulgated under the Securities Act, or any successor rule, and applicable rules and regulations thereunder.

(p) “SEC” means the United States Securities and Exchange Commission.

(q) “SEC Documents” has the meaning set forth in Section 3.05.

(r) “Securities” means the Convertible Notes, and all notes of the Company issued in exchange or substitution therefor, and the Conversion Shares.

(s) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

ARTICLE VII.

GOVERNING LAW; MISCELLANEOUS

Section 7.01 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Arizona without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts sitting in the city of Phoenix, Arizona with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. The parties also agree that any disputes arising under this Agreement, will be exclusively venued in the United States federal and state courts located in the city of Phoenix, Arizona, except for actions or proceedings regarding the enforcement of awards or judgments.

Section 7.02 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

Section 7.03 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

Section 7.04 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

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Section 7.05 Entire Agreement. This Agreement and the Convertible Notes constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

Section 7.06 Consents; Waivers and Amendments. The provisions of this Agreement may only be amended, modified, supplemented or waived upon the prior written consent of the Company and the holders of a majority of the Registrable Securities. Except as otherwise specifically provided herein, in each case in which approval or action of the Investors is required by the terms of this Agreement, such requirement will be satisfied upon receipt of the written consent of the holders of a majority of the Registrable Securities, which consent will bind the holders of all of the outstanding Convertible Notes and Registrable Securities; provided, however, that no change or modification to the conversion price (other than in accordance with the adjustment provisions set forth herein and in the Convertible Notes) will be effective as to a holder of Convertible Notes without the prior written consent of such holder.

Section 7.07 Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by email and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by email, in each case addressed to a party. The addresses for such communications are:

If to the Company, then to:

Mobivity Holdings Corp.

3133 West Frye Road, #215

Chandler, Arizona 85226

Attention: Bryce Daniels, President; Skye Fossey-Tomaske, Chief Financial Officer

Email: bryce.daniels@mobivity.com; skye.fosseytomaske@mobvity.com

If to an Investor: To the address set forth immediately below such Investor’s name on the signature pages hereto.

Each party will provide written notice to the other parties of any change in its address.

Section 7.08 Successors and Assigns. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Investors; provided, that the successor or acquirer agrees in writing to assume all of the Company’s rights and obligations under this Agreement.

Section 7.09 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.10 Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the closings under this Agreement and will in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors or the Company.

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Section 7.11 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.12 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 7.13 Equitable Relief. Each party recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other parties. Each of the parties therefore agrees that the other parties are entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 7.14 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under either its Convertible Note or this Agreement are several and not joint with the obligations of any other Investor, and no Investor will be responsible in any way for the performance of the obligations of any other Investor under a Convertible Note or this Agreement. Nothing contained herein or in any Convertible Note or this Agreement, and no action taken by any Investor pursuant thereto, will be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor will be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it will not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of their Convertible Note or this Agreement. The Company has elected to provide all Investors with the same terms for the convenience of the Company and not because it was required or requested to do so by the Investors.

Section 7.15 Trusts and Other Entity Investors. To the extent any holder of Securities is a trust or other entity, the trustee or officers, directors, employees, partners, members or other control persons of such trust or entity will be bound by the terms of this Agreement as it relates to the Securities held by such trust or other entity. Each Investor agrees that it will cause such persons to execute and deliver to the Company an acknowledgement of the obligations set forth in this Agreement to the extent reasonably requested by the Company.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.

Company:
Mobivity Holdings Corp.

By:
Name:	Bryce Daniels
Title:	President

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.

Investor (Natural Person(s)):

Signature(s):

Name(s):

Address:

Email:
Fax:

U.S. Taxpayer ID(s): ________________________________

Mark all that are applicable:

☐	Investor is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000.

☐	Investor is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year or an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

☐	Investor is a director or executive officer of the Company.

UNITED STATES TAXABLE INVESTORS ONLY

Under penalty of perjury, by signature above, each Investor signatory certifies that (a) the Social Security Number(s) or Taxpayer ID Number(s) shown above are the true, correct and complete Social Security Number(s) or Taxpayer ID Number(s) for the Investor and (b) the Investor is not subject to backup withholding because: (i) Investor is exempt from backup withholding; (ii) Investor has not been notified by the Internal Revenue Service (the “IRS”) that Investor is subject to backup withholding; or (iii) the IRS has notified Investor that Investor is no longer subject to backup withholding.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.

Investor (Entity Name):

By:
Name:
Title:

Address:

Email:
Fax:

U.S. Taxpayer ID(s): ________________________________

Mark all that are applicable:

☐	Investor is an entity all of whose members are either (a) individuals with a net worth, or a joint net worth together with the individual’s spouse, in excess of $1,000,000, (b) individuals that had an individual income in excess of $200,000 in each of the prior two years and reasonably expect an income in excess of $200,000 in the current year or (c) individuals that had with the individual’s spouse joint income in excess of $300,000 in each of the prior two years and reasonably expect joint income in excess of $300,000 in the current year.

☐	Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, an investment company registered under the Investment Company Act of 1940, a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	Investor has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities and is one or more of the following (check one or more, as appropriate):

☐	an organization described in Section 501(c)(3) of the Internal Revenue Code;

☐	a corporation;

☐	a Massachusetts or similar business trust; or

☐	a partnership.

☐	Investor is a trust with total assets exceeding $5,000,000 that was not formed for the specific purpose of acquiring securities and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the securities.

UNITED STATES TAXABLE INVESTORS ONLY

Under penalty of perjury, by signature above, each Investor signatory certifies that (a) the Taxpayer ID Number(s) shown above are the true, correct and complete Taxpayer ID Number(s) for the Investor and (b) the Investor is not subject to backup withholding because: (i) Investor is exempt from backup withholding; (ii) Investor has not been notified by the Internal Revenue Service (the “IRS”) that Investor is subject to backup withholding; or (iii) the IRS has notified Investor that Investor is no longer subject to backup withholding.

Convertible Promissory Note Purchase Agreement	Signature Page

Schedule of Investors

Investor Name	Aggregate Purchase Price	Principal Amount of Note Issued at Closing	Date of Initial Note Issue

TOTAL			—

Convertible Promissory Note Purchase Agreement	Signature Page

Exhibit A

to Convertible Promissory Note Purchase Agreement

Form of Convertible Note

(attached)

Convertible Promissory Note Purchase Agreement	Page A-1